                                                                    EXHIBIT 32.1

                                  CERTIFICATION
                PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
         OF 2002 (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF
                          TITLE 18, UNITED STATES CODE)


         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission (the "10-Q Report") that to his knowledge:

         (1) the 10-Q Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:   November 19, 2003

                                          /s/ Robert J. Keegan
                            ------------------------------------------------
                                            Robert J. Keegan,
                                      President and Chief Executive Officer
                                                    of
                                   The Goodyear Tire & Rubber Company



Dated:   November 19, 2003

                                           /s/ Robert W. Tieken
                            ------------------------------------------------
                                             Robert W. Tieken,
                            Executive Vice President and Chief Financial Officer
                                                    of
                                     The Goodyear Tire & Rubber Company